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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         TOWNE FINANCIAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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

                          TOWNE FINANCIAL CORPORATION
                                4811 Cooper Road
                              Blue Ash, Ohio 45242

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 30, 1996

To the Shareholders of TOWNE FINANCIAL CORPORATION:

         Notice is hereby given that the Annual Meeting of Shareholders of Towne Financial Corporation, an Ohio corporation, will be held at 4811 Cooper Road, Blue Ash, Ohio, on October 30, 1996, at 10:00 a.m., Eastern Standard Time, for the purpose of considering and acting upon the following:

         1. A proposal to elect two directors for a three year term ending in 1999.

         2. A proposal to ratify the appointment of Grant Thornton LLP as the Corporation's independent public accountants for the fiscal year ending June 30, 1997.

         3. Such other business as may properly be brought before the Annual Meeting or any adjournment(s) thereof.

         The Board of Directors has fixed the close of business on September 10, 1996 as the record date for the determination of the shareholders entitled to receive notice of, and to vote at, the meeting and any adjournment(s) thereof, notwithstanding any subsequent transfers of stock.

         Your attention is called to the accompanying Proxy and Proxy Statement submitted with this Notice.

         A copy of the Corporation's 1996 Annual Report is being forwarded to you herewith, but is not deemed to be part of the official proxy soliciting material. If any shareholder fails to receive a copy of the Annual Report, one may be obtained by writing to the Chief Financial Officer of the Corporation.

BY ORDER OF THE BOARD OF DIRECTORS
Mildred Martin, Secretary

Blue Ash, Ohio
October 2, 1996

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER YOU EXPECT TO ATTEND OR NOT, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE STAMPED ENVELOPE PROVIDED.

                              GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by Towne Financial Corporation (hereinafter referred to as the "Corporation"), the holding company for The Blue Ash Building and Loan Company ("Blue Ash"), for the Annual Meeting of Shareholders of the Corporation, to be held on October 30, 1996. Such solicitation is being made by mail, although the Corporation may also use its officers and regular employees to solicit proxies from shareholders personally, or by telephone, telegraph or letter. The costs of this solicitation will be borne by the Corporation. The Corporation may request nominees and brokers to solicit their principals and customers for their proxies, and in such event the Corporation may reimburse such nominees and brokers for their reasonable out-of-pocket expenses.

         All shares represented by valid proxies received pursuant to this solicitation, and not revoked, will be voted at the Annual Meeting, and where a specification is made on the proxy, such shares will be voted in accordance with such specification. In the absence of any indication to the contrary, shares will be voted in favor of the proposals set forth in the accompanying Notice of Meeting and for the nominees for Directors set forth herein and, in the discretion of the appointed proxies, upon such other matters as may properly come before the meeting. Any proxy may be revoked by the shareholder at any time prior to the voting thereof, by giving written notice to the Corporation prior to the Annual Meeting or by giving oral notice to the Corporation at the Annual Meeting.

         The Board of Directors has fixed the close of business on September 10, 1996 as the record date for the determination of the shareholders entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournment(s) thereof, notwithstanding any subsequent transfers of stock.

                               VOTING SECURITIES

         On September 10, 1996, the record date for the meeting, there were 208,000 shares outstanding of common stock, $1.00 par value, all of one class and each entitled to one vote, owned by approximately 125 shareholders of record. A list of shareholders of the Corporation may be examined at the offices of the Corporation at the address given previously. There is no other class of securities of the Corporation outstanding which has voting rights. The presence either in person or by proxy of the persons entitled to vote a majority of the Corporation's outstanding common shares is necessary for a quorum for the transaction of business at the Annual Meeting of Shareholders.

         The following table sets forth certain information regarding the beneficial ownership of the Corporation's common stock (its only outstanding voting securities on September 10, 1996 (i) by each person who is known by the Corporation to own beneficially more than 5% of the Corporation's common stock,
(ii) by each Director that owns common stock, and (iii) by all Directors and Officers of the Corporation as a group.

Name of Beneficial                Amount & Nature
Owner of Identity                 of Beneficial                     Percent
of Group                          Ownership                         of Class (1)
-----------------                 ---------------                   ------------
Neil S. Strawser                  11,350 (2)                         5.3% (2)

Ralph E. Heitmeyer                11,350 (3)                         5.3% (3)

William S. Siders                 13,201 (4)                         6.2% (4)

Herb L. Krombholz                 11,350 (5)                         5.3% (5)

William T. Thornell                2,306 (6)                         1.1% (6)

John M. Kuhnell                   11,350 (7)                         5.3% (7)

Linda L. Lovitt                   12,562 (8)                         5.9% (8)

All Directors and                 71,244 (9)                        33.2% (9)
Officers as a Group
(8 in number)

______________________

(1) Percentages are based on the aggregate of 208,000 shares of common stock outstanding and 6,500 shares subject to presently exercisable options.

(2) Includes 6,000 shares owned by his IRA account, for which he has power to dispose or direct the disposition and to vote or direct the voting and 1,000 shares subject to presently exercisable options.

(3)      Includes 1,000 shares subject to presently exercisable options.

(4) Includes 1,760 shares owned by his IRA account and 532 shares in his SEP account, for which he has power to dispose or direct the disposition and to vote or direct the voting, 1,000 shares subject to presently exercisable options and 1,851 allocated Employee Stock Ownership Plan ("ESOP") shares which are 100% vested.

(5) Includes 6,275 shares owned by his IRA account, for which he has power to dispose or direct the disposition and to vote or direct the voting and 1,000 shares subject to presently exercisable options.

(6) Includes 500 shares subject to presently exercisable options and 1,231 allocated ESOP shares which are 60% vested.

(7)      Includes 500 shares subject to presently exercisable options.

(8) Includes 3,757 shares owned by her IRA account, 2,157 in IRA account of husband for which they have the power to dispose or direct the disposition and to vote or direct the voting and 537 allocated ESOP shares which are 100% vested.

(9) Includes 6,500 presently exercisable options held by eight officers and directors and 4,068 allocated ESOP shares held by four officers. Percentages are based on presently outstanding shares of 208,000 plus 6,500 shares subject to options.

         None of the above persons have shared voting or investment powers with regard to their shares of common stock.

                             ELECTION OF DIRECTORS

         The Board of Directors of the Corporation presently consists of five members. The Corporation's Articles of Incorporation and Code of Regulations provide for the classification of the Board of Directors into three classes.
At each annual meeting of shareholders, directors constituting a class are elected for a three year term. At the meeting, the directors in Class II are to be elected to a term which will expire at the 1999 Annual Meeting and until their successors are elected and qualified. The nominees are currently directors. The shares represented by the enclosed Proxy will be voted for the election as directors of the nominees named below unless otherwise indicated on the Proxy in accordance with the foregoing. If the nominees become unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed Proxy may be voted for such other persons as may be determined by the holders of such proxies.

         Information concerning the nominees and continuing Directors is set forth below:

                               CLASS I DIRECTORS
                            ( Terms Expire in 1998)

                                  Director         Positions Currently Held with
   Name                   Age     Since (1)        the Corporation and Blue Ash
   ----                   ---     ---------        ----------------------------
Neil S. Strawser          53        1976           Chairman of the Board and
                                                   Director of the Corporation and
                                                   Blue Ash

William T. Thornell       53        1996(2)        Vice President and Director of the
                                                   Corporation and Blue Ash and Chief
                                                   Lending Officer of Blue Ash

                               CLASS II DIRECTORS
                     (Nominees for Terms Expiring in 1999)

                                  Director         Positions Currently Held with
   Name                   Age     Since (1)        the Corporation and Blue Ash
   ----                   ---     ---------        ----------------------------
William S. Siders         49        1987           Executive Vice President and
                                                   Director of the Corporation and
                                                   Blue Ash and Managing Officer
                                                   of Blue Ash

Herb L. Krombholz         65        1972           Vice President and Director of
                                                   the Corporation and Blue Ash

                               CLASS III DIRECTOR
                             (Terms Expire in 1997)

                                  Director         Positions Currently Held with
   Name                   Age     Since (1)        the Corporation and Blue Ash
   ----                   ---     ---------        ----------------------------
Ralph E. Heitmeyer        73        1960           President and Director of the
                                                   Corporation and Blue Ash


                               DIRECTOR EMERITUS

                                  Director         Positions Currently Held with
   Name                   Age     Since (1)        the Corporation and Blue Ash
   ----                   ---     ---------        ----------------------------
John M. Kuhnell           80        1958           Director Emeritus of the
                                                   Corporation and Blue Ash

________________________

(1) The Corporation was organized in August, 1991 and each of the current directors of the Corporation has served in such capacity since that date, except for Mr. Thornell, who began his term in 1996. The years listed in the table are the years in which each director became a director of Blue Ash.

(2) Mr. Thornell was appointed to fill the vacancy in the Boards of the Corporation and Blue Ash resulting from Mr. Kuhnell's retirement on June 5, 1996.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND ELECTIONS
                 OF THE ABOVE CLASS II NOMINEES FOR DIRECTOR

         The business experience of each of the directors for the past five years is as follows:

Nominees:
--------

         WILLIAM S. SIDERS. Mr. Siders has served as Executive Vice President of the Corporation since August, 1991. Mr. Siders has also been Blue Ash's Executive Vice President and Managing Officer since 1982. Mr. Siders is responsible for the daily operations of Blue Ash including managing investments.

         HERB L. KROMBHOLZ. Mr. Krombholz has served as a Vice President of the Corporation since August, 1991 and a Vice President of Blue Ash since 1980. Mr. Krombholz is the Chairman of the Board of a family-owned jewelry store in Montgomery, Ohio.

Continuing Directors:
--------------------

         NEIL S. STRAWSER. Mr. Strawser has served as Chairman of the Boards of the Corporation and Blue Ash since August 16, 1995. Prior to this Mr. Strawser served as Vice-Chairman of the Board of the Corporation since June, 1993 and also served as Vice-Chairman of the Board of Blue Ash, having held
this position since June, 1993.   Mr. Strawser is a part owner and actively
involved in the management of Parrott & Strawser Properties, Inc., a land development and home building company located in Cincinnati, Ohio.

         RALPH E. HEITMEYER. Mr. Heitmeyer has been the President of the Corporation since August, 1991 and the President of Blue Ash since 1982. Mr. Heitmeyer formerly owned and managed Elmer Heitmeyer Nursery in Kenwood, Ohio.

         WILLIAM T. THORNELL. Mr. Thornell has been a Vice President of the Corporation and a Vice President and Chief Loan Officer of Blue Ash since August, 1992. Prior thereto Mr. Thornell worked for Seven Hills Savings Association of Cincinnati for seventeen years.

Director Emeritus:
-----------------

         JOHN M. KUHNELL. Mr. Kuhnell has been Director Emeritus of the Corporation and Blue Ash since June 5, 1996. Mr. Kuhnell served as Chairman of the Board of the Corporation, since its organization in August, 1991 to August 16, 1995. Mr. Kuhnell also served as Chairman of Blue Ash from 1978 to August 16, 1995. Prior to retiring, Mr. Kuhnell held the position of Chief of Police for the Silverton, Ohio police department.

         None of the Directors are related.

Board Meeting and Committees
----------------------------

         Meetings of the Corporation's Board of Directors are held regularly on a quarterly basis. During the fiscal year ended June 30, 1996, the Board of Directors held a total of nine regular and special meetings. Meetings of Blue Ash's Board of Directors are generally held twice a month. The Board of Directors held a total of 32 meetings during the fiscal year ended June 30, 1996. No incumbent director attended fewer than 90% of the total number of meetings of the Board of Directors of the Corporation and Blue Ash, except for John M. Kuhnell.

         In addition, the Executive Committee of Blue Ash, which consists of any three directors, generally meets during weeks when the full Board of Directors does not. The Executive Committee exercises the power of the full Board of Directors and all actions are reviewed and ratified by the full Board of Directors. This committee met 13 times during the fiscal year ended June 30, 1996.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Mildred Martin, age 62, currently serves as Secretary of the Corporation, having served as such since its organization in August, 1991. Ms. Martin also serves as Secretary of Blue Ash and has held that office for over thirteen years.

         Joseph L. Michel, age 31, currently serves as a Vice President, Chief Financial Officer and Treasurer of the Corporation and Blue Ash, having served as such since March, 1994. Prior thereto Mr. Michel worked for over six years with the accounting firm of Grant Thornton LLP specializing in financial institution audit and tax work.

                             EXECUTIVE COMPENSATION

Summary
-------

         The following table is a summary of certain information on amounts paid to the Corporation's chief executive officer during each of the last three fiscal years. No other executive officer of the Corporation received compensation in the aggregate exceeding $100,000 during the last fiscal year.

                           SUMMARY COMPENSATION TABLE
                                    Annual Compensation
                                    --------------------
                                                                         All Other
Name and                                   Salary           Bonus      Compensation
Principal Position        Year                $               $           $ (1)
------------------        ----             --------         ------     ------------
William S. Siders,        1996             74,385           19,000       11,969
    Executive Vice        1995             68,955           20,000       14,697
    President and         1994             66,137           19,200       15,106
    Managing Officer
-------------

(1) Includes the Corporation's contribution to the ESOP valued at $9,237, $11,662 and $11,767 for 1996, 1995 and 1994, respectively, and the
Corporation's payment of $2,732, $3,035 and $3,339 for health, life and disability insurance premiums for 1996, 1995 and 1994, respectively.

                          OPTION GRANTS IN FISCAL 1996

         No options were granted to the Corporation's chief executive officer during the fiscal year ended June 30, 1996.

                               OTHER COMPENSATION

         The directors of the Corporation currently do not receive any renumeration in their capacity as such. The directors of Blue Ash receive an annual fee for service on the Board. Messrs. Strawser and Heitmeyer each receive $22,600 and Messrs. Siders, Krombholz and Thornell each receive $20,000. In his capacity as Director Emeritus of Blue Ash, Mr. Kuhnell receives an annual fee of $10,000. In addition, Messrs. Heitmeyer and Siders each receive a yearly automobile allowance of $4,800 for the use of their automobile in the course of business.

                   AGGREGATE OPTIONS EXERCISED IN FISCAL 1996

         John M. Kuhnell exercised an option on June 3, 1996 for 500 shares at $11.50 per share for an aggregate option price of $5,750.

                             EMPLOYMENT AGREEMENTS

         Blue Ash has entered into employment agreements with Mr. Siders, Mr. Thornell and Mr. Michel, which establish their respective duties and compensation. Each agreement terminates on March 1, 1998 and may be extended for an additional one-year period after a review of the employee's performance by the Board of Directors of Blue Ash. The Board of Directors of Blue Ash will annually review the employee's performance and may extend the term of the agreements and make such other changes to the agreements as they deem appropriate; however, any material change would be subject to approval by the Regional Director of the Office of Thrift Supervision. The agreements provide for annual base salaries of $78,135 for Mr. Siders, $62,300 for Mr. Thornell and $55,000 for Mr. Michel, exclusive of directors' fees and bonuses.

         The agreements provide that they may be terminated by Blue Ash at any time for cause, as defined in the agreements, or upon 90 days prior written notice without cause. If the agreements are terminated for cause, the employee will not be entitled to receive any compensation or other benefits after the termination. If the employee is terminated by Blue Ash for any reason other than cause, the employee would be entitled to receive for the duration of the term of the agreement, monthly severance payments equal to the highest monthly salary paid to the employee at any time pursuant to the agreement; provided, however, that such severance payments would be deferred if payment thereof would cause Blue Ash to fail to meet its minimum regulatory capital requirements. Additionally, if as a result of regulatory intervention, the employee is suspended or is prohibited from participating in the business affairs of Blue Ash, the employee's compensation will likewise be suspended or terminated.

                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

         The Board of Directors of Blue Ash has adopted an Employee Stock Ownership Plan ("ESOP") for the exclusive benefit of eligible employees. Employees age 21 or older who have completed at least six months of service with Blue Ash are eligible to participate in the ESOP. The ESOP may be funded by Blue Ash's discretionary contributions of cash, which will be invested primarily in the common stock of the Corporation. Benefits under the ESOP may be paid in shares of common stock or in cash.

         Contributions to the ESOP and shares released from the suspense accounts will be allocated among participants on the basis of compensation in the year of allocation. Participants' benefits generally become vested 20% per year or 100% upon completion of five years of credited service. Forfeitures will be reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement, or separation from service. Blue Ash's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         The ESOP may also purchase common stock in the open market. The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (which applies to all employee stock ownership plans), and the regulations of the Internal Revenue Service and the Department of Labor thereunder.

         The Board of Directors has appointed The Fifth Third Bank as the Plan Administrator. First National Bank, Dayton is the trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee generally will vote all shares of stock held under the Plan; however, the ESOP Trustee will be required to vote allocated shares in accordance with the participants' instructions under circumstances specified in the ESOP. As of September 10, 1996, the ESOP held 20,264 shares of common stock.

                              CERTAIN TRANSACTIONS

         Blue Ash, like many financial institutions, has followed a policy of granting loans to eligible officers, directors and employees for the financing of their personal residences and for consumer purposes. Blue Ash's policy does not include the granting of unsecured personal loans. Real estate loans have been made in the ordinary course of business and remain on substantially the same terms and conditions as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans by Blue Ash to its directors and executive officers are subject to OTS regulations restricting loan and other transactions with affiliated persons of Blue Ash. Prior to the passage of the Financial Institutions Reform, Recovery, and Enforcement Act of

1989 ("FIRREA"), Blue Ash made loans to executive officers and directors without closing costs and at a reduced interest rate of one percent over the cost of funds. FIRREA prohibits Blue Ash from making loans to its executive officers and directors at favorable rates or on terms not comparable to those prevailing to the general public. Blue Ash's policy towards loans to executive officers and directors currently complies with this limitation. The aggregate dollar amount of loans to related parties was approximately $12,000 at June 30, 1996.

           RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Grant Thornton LLP as independent public accountants of the Corporation with respect to its operations for the fiscal year ending June 30, 1997, subject to ratification by the holders of common stock of the Corporation. In taking this action, the members of the Board considered carefully Grant Thornton LLP's performance for the Corporation in that capacity since its original retention in 1995, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. Representatives of the firm are expected to be present at the Annual Meeting and to be available to respond to appropriate questions from shareholders. Their representatives will also be provided an opportunity to make a statement, if they desire to do so.

                                 OTHER MATTERS

         Management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                             SHAREHOLDER PROPOSALS

         Proposals intended to be presented by shareholders at the next annual meeting of the Corporation must be received by the Corporation, to be considered for inclusion in any proxy material, no later than June 6, 1997, at the Corporation's offices at 4811 Cooper Road, Blue Ash, Ohio 45242.

BY THE ORDER OF THE BOARD OF DIRECTORS
Mildred Martin, Secretary

Blue Ash, Ohio
October 2, 1996

                                REVOCABLE PROXY

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS
                          TOWNE FINANCIAL CORPORATION

                          The undersigned hereby appoints Mildred Martin and
   PROXY FOR              William S. Siders as Proxies, each with the
 ANNUAL MEETING           power to appoint his or her substitute, and
       OF                 hereby authorizes them to represent and to vote,
  SHAREHOLDERS            as designated below, all the shares of common stock
  OCTOBER 30,             held of record by the undersigned on September 10,
      1996                1996 at the Annual Meeting of Shareholders of the
                          Corporation to be held on October 30, 1996 or any adjournment thereof.


                          1.  ELECTION OF DIRECTORS
                              FOR all nominees listed below
                              (except as marked to the contrary) ___________ WITHHOLD AUTHORITY to vote for all nominees listed below ________

                          INSTRUCTION:  To withhold authority to vote for any
                                        individual nominee strike a line
                                        through the nominee's name in the
                                        list below.

                              WILLIAM S. SIDERS and HERB L. KROMBHOLZ

                          2.  RATIFICATION OF GRANT THORNTON LLP
                              AS INDEPENDENT PUBLIC ACCOUNTANTS
                              FOR THE FISCAL YEAR ENDING JUNE 30, 1997.

                              FOR      ____________
                              AGAINST  ____________

                          3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                          TOWNE FINANCIAL CORPORATION
                                4811 COOPER ROAD
                              BLUE ASH, OHIO 45242

   PROXY FOR            This Proxy when properly executed will be voted in the
 ANNUAL MEETING         manner directed herein by the undersigned shareholder.
       OF               If no direction is made, the proxy will be voted for
  SHAREHOLDERS          Proposals 1 and 2.
  OCTOBER 30,
      1996



                        Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.